Exhibit 99.1

NEWS RELEASE
1101 East Arapaho Road Richardson TX 75081 USA +1 (972) 234-6400 main

Financial Contact
Michael L. Paxton, VP, CFO
972.301.3658, mpaxton@intrusion.com

Media Contact
Jay Barbour, Vice President of Marketing
972.664.8107, jbarbour@intrusion.com

Intrusion Inc. Closes $500,000 Private Placement

Richardson, Texas—March 15, 2007—Intrusion Inc. (OTCBB: INTZ), today announced that it has closed a $500,000 private placement of its Common Stock.  In the private placement, the company sold 925,926 shares of common stock at a price of $0.54 per share, the price was based on the Company’s Common Stock price at 110% of the average closing price per share for the twenty trading days ended on March 15, 2007.

G. Ward Paxton, the company’s Chairman, President and Chief Executive Officer, and Michael L. Paxton, Vice President and Chief Financial Officer, invested an aggregate of $500,000 in the private placement.

The company intends to file a Form 8-K with the Securities and Exchange Commission by March 16, 2007 that will provide a description of the private placement and copies of the definitive agreements.

About Intrusion Inc.

Intrusion Inc. is a global provider of regulated information compliance, entity identification systems, data privacy protection products, and network intrusion prevention and detection solutions.  Intrusion’s product families include the Compliance Commander™ for regulated information compliance, data privacy protection and identity theft prevention, TraceCop identification and location system, Intrusion SpySnare™ for real-time inline blocking of spyware and unwanted P2P applications, and Intrusion SecureNet™ for network intrusion prevention and detection.  Intrusion’s products help protect critical information assets by quickly detecting, protecting, analyzing and reporting attacks or misuse of classified, private and regulated information for government and enterprise networks.  For more information, please visit www.intrusion.com.

This release, other than historical information, may include forward-looking statements regarding future events or the future financial performance of the Company.  These statements are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, including but not limited to the following: the difficulties in forecasting future sales caused by current economic and market conditions, the effect of military actions on government and corporate spending on information security products, spending patterns of, and appropriations to, U.S. government entities, the impact of our cost reduction programs and our refocused product line, the difficulties and uncertainties in successfully developing and introducing new products in emerging markets, market acceptance of our products, the impact of our sustained losses on our ability to successfully operate and grow our business, increase our stock price, our ability to generate sufficient cash flow or obtain additional financing on acceptable terms in order to fund ongoing liquidity needs, the highly competitive market for our products, the effects of sales and implementation cycles for our products on our quarterly results, difficulties in accurately estimating market growth, the consolidation of the information security industry, our ability to expand revenues through indirect sales channels, the impact of changing economic conditions, business conditions in the information security industry, our ability to manage acquisitions effectively, our ability to manage discontinued operations effectively, the impact of market peers and their products as well as risks concerning future technology and others identified in our Annual Report on Form 10-KSB, as amended, and other Securities and Exchange Commission filings. These filings can be obtained by contacting Intrusion Investor Relations.

None of the securities referenced in this press release have been registered with the Securities and Exchange Commission.  These securities may not be sold, nor may offers to buy these securities be accepted, prior to the time registration of these securities becomes effective, unless an applicable exemption from registration is available.  This announcement is neither an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful, prior to such registration or absent such exemption under applicable federal and state securities laws.